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                                                                      Exhibit 4


                    INDEMNIFICATION AND STOCKHOLDER AGREEMENT

         THIS AGREEMENT, made and entered into as of this _____ day of August, 2000, by and between ELECTRIC CITY CORP., a Delaware corporation ("Electric City") and the stockholders of Switchboard Apparatus, Inc., an Illinois corporation ("Switchboard") listed on the signature page hereof (each a "Stockholder" and collectively, the "Stockholders").

                                    RECITALS

         A. Electric City and Electric City Acquisition Corporation, a wholly-owned subsidiary of Electric City ("Acquisition"), Switchboard and the Stockholders have entered into an Agreement and Plan of Merger dated as of August __, 2000 ("Agreement for Merger") pursuant to which, among other things, Switchboard will merge with and into Acquisition (the "Merger"). All capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement for Merger.

         B. In connection with the Merger, Electric City will issue to the Stockholders shares of common stock of ("Electric City Common Stock").

         C. The shares of Electric City Common Stock to be issued in the Merger will be offered and sold without registration under the Securities Act of 1933, as amended ("Securities Act"), pursuant to an exemption provided in
Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

         D. Pursuant to the Agreement for Merger, Electric City has agreed to file with the Securities and Exchange Commission ("SEC") under the Securities Act a registration statement on Form S-1 (or other form) within ninety (90) days of the Closing Date (collectively, the "S-1 Registration Statement") with respect to the resale of shares of Electric City Common Stock to be issued in the Merger, and shall maintain the effectiveness of the S-1 Registration Statement until the earlier of (a) the date on which all the shares of Electric City Common Stock to be issued in the Merger have been sold by the persons to which such shares were originally issued or (b) the first anniversary of the Closing Date.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                            I. ISSUANCE OF SHARES OF
                    ELECTRIC CITY COMMON STOCK IN THE MERGER

         The Stockholders understand that the shares of Electric City Common Stock issued to them in the Merger are not registered under the Securities Act or the securities laws of any state, and are



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being sold in reliance upon exemptions from registration under said Act and laws. The Stockholders also understand that shares of Electric City Common Stock issued in the Merger may not be resold except pursuant to the S-1 Registration Statement, or an applicable exemption from registration. The Stockholders hereby make the following representations, warranties, agreements and acknowledgments on which Electric City shall rely in claiming such exemptions:

         1. Each Stockholder is an "accredited investor" under applicable securities laws in that the Stockholder:

               (a) is a person having a net worth (assets at fair market value less all liabilities) or a joint net worth, together with the Stockholder's spouse, in excess of $1,000.000; or

               (b) has an individual income (without including any income of the Stockholder's spouse) in excess of $200,000 in each of the two most recent years and reasonably expects an income in excess of $200,000 in the current year. ("Income" means adjusted gross income for federal income tax purposes, plus (i) any deduction for depletion, (ii) any exclusion for interest, (iii) any partnership losses allocated to the Stockholder as a limited partner of a partnership, and (iv) any employer contributions to which the Stockholder has a vested right.); or

               (c) has joint income with such Stockholder's spouse in excess of $300,000 in each of the two most recent years and reasonably expects to have joint income in excess of $300,000 in the current year.

                                       OR

               (d) the Stockholder is NOT an "accredited investor" because the Stockholder does not meet any of the foregoing standards.

If the Stockholder has indicated above that he is an "accredited investor," such Stockholder agrees to furnish such information as Electric City may reasonably require to permit Electric City to verify such representation.

         2. Each Stockholder is a bona fide resident of the state set forth in his address below and agrees that, in the event such Stockholder's principal residence or principal executive office is changed prior to the Closing Date, such Stockholder will promptly notify Electric City.

         3. Each Stockholder acknowledges receipt of documents listed on Exhibit D (which documents are referred to herein as the "Information Documents") and has read, understands and is fully familiar with the Information Documents.

         4. Each Stockholder acknowledges the shares of Electric City Common Stock to be issued to such Stockholder in the Merger will be acquired solely by and for the account of such

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Stockholder, and are not being purchased with a view to, or in connection with
a, distribution, unless pursuant to an effective registration statement; provided, however, that the foregoing shall not be deemed to prevent a sale pursuant to Rule 144 promulgated under the Securities Act ("Rule 144").

         5. Each Stockholder acknowledges that the stock certificates issued as evidence of the shares of Electric City Common Stock to be issued to the Stockholders in the Merger will bear restrictive legends and stop transfer instructions will be noted in the appropriate records of Electric City or its transfer agent, or both. Electric City will issue appropriate instructions to its transfer agent as to the transfer of shares of Electric City Common Stock under the S-1 Registration Statement.

         6. Each Stockholder agrees that no transaction shall be effected by the Stockholders in any of shares of Electric City Common Stock to be issued to the Stockholder in the Merger except (i) in accordance with offering terms and conditions specified in the S-1 Registration Statement and upon the submission to Electric City (or the transfer agent for Electric City receiving such shares of Electric City Common Stock for transfer) of a certificate in the form attached hereto as Exhibit A duly executed by a broker, or, if sold other than through an underwriter, agent, dealer or broker or on a national securities exchange or interdealer automated quotation system pursuant to Section II.4 herein, duly executed by such Stockholder; or (ii) in accordance with the terms and conditions of a proposed disposition outlined in a written opinion (in form and substance reasonably satisfactory to counsel to Electric City) of counsel (reasonably satisfactory to Electric City) that such proposed disposition may be effected without compliance with the registration and prospectus provisions of the Securities Act and the submission to Electric City (or the transfer agent for Electric City receiving such shares of Electric City Common Stock for transfer) of a certificate in the form attached hereto as Exhibit B executed by such Stockholder effecting the disposition, and that any person to whom such securities are being transferred or disposed has executed, prior to such transfer or disposition, a counterpart of this Agreement; or (iii) in compliance with Rule 144, promulgated pursuant to the Securities Act, as amended from time to time and submission to Electric City (or the transfer agent for Electric City receiving such shares of Electric City Common Stock for transfer) of a certificate in the form attached hereto as Exhibit C, duly executed by broker.

         7. The Stockholders acknowledge that Electric City has made all documents pertaining to the Merger available to the Stockholders and has allowed the Stockholders an opportunity to ask questions and receive answers thereto and to verify and clarify any information contained in the Information Documents or such documents.

         8. The Stockholder has relied solely upon the Information Documents and independent investigations made by the Stockholder and acknowledges that no representations or agreements other than those set forth in the Information Documents have been made to the Stockholder in respect thereto.

         9. Each Stockholder, by reason of such Stockholder's business or financial experience has the capacity to protect the Stockholder's own interest in connection with the acquisition of the shares of Electric City Common Stock to be issued to such Stockholder in the Merger.

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         10.   Each Stockholder expressly acknowledges and confirms that such
Stockholder has evaluated and understands the risks and terms of investing in the shares of Electric City Common Stock to be issued to the Stockholder in the Merger and each Stockholder has such knowledge and experience in financial and business matters in general and in particular with respect to this type of investment that each Stockholder is capable of evaluating the merits and risks of an investment in the shares of Electric City Common Stock to be issued to such Stockholder in the Merger.

                         II. S-1 REGISTRATION STATEMENT

         1. Following the effective date of the S-1 Registration Statement, Electric City shall use its reasonable best efforts to keep the S-1 Registration Statement continuously effective during the registration period, and shall comply with all applicable rules and regulations under the Securities Act and the Securities Exchange Act of 1934, as amended, in order to permit or facilitate sales by the Stockholders under the S-1 Registration Statement of the shares of Electric City Common Stock to be issued in the Merger and shall promptly prepare and file all amendments to the S-1 Registration Statement and all supplements to the appropriate prospectus as are necessary to permit such sales by the Stockholders in accordance with such applicable rules and regulations under such Acts.

         2. No transaction requiring the use or delivery of a prospectus meeting the requirements of the Securities Act at the time of such use or delivery shall be effected by any Stockholder, in any shares of Electric City Common Stock to be issued to any Stockholder, in the Merger in any manner not contemplated by the latest available prospectus meeting the requirements of the Securities Act at the time of such use or delivery. In any transaction requiring the use of a prospectus under the Securities Act, the Stockholders will not use any prospectus filed with or as part of the S-1 Registration Statement in connection with the offer, sale, or delivery of any of the shares of Electric City Common Stock to be issued to the Stockholders in the Merger (i) on a date nine months from the effective date of the S-1 Registration Statement, except pursuant to the provisions of Section II.3 herein, or (ii) during said nine-month period upon receipt or subsequent to receipt from Electric City of a written notice in the opinion of counsel for Electric City, such prospectus may no longer meet the requirements of Sections 12(2) or 17 of the Securities Act. Promptly after delivery of any such notice (but subject to the provisions of Sections II.1 and II.3 herein), Electric City will file an amended or supplemented prospectus meeting the requirements of the Securities Act for use in connection with the sale of shares of Electric City Common Stock to be issued to the Stockholders in the Merger in the manner described in such amended or supplemented prospectus. In such event, Electric City will promptly notify the Stockholders when any such prospectus may be used by any such Stockholder. Electric City will provide to the Stockholders upon request reasonable numbers of copies of the S-1 Registration Statement and of each related prospectus as amended or supplemented from time to time

         3. Electric City shall be obligated to file post-effective amendments and amended or supplemented prospectuses to or with the S-1 Registration Statement for use subsequent to the expiration of the nine-month period following the effective date of the S-1 Registration Statement,

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but such obligation shall in no event extend beyond the termination of the registration period. During such period, Electric City shall promptly notify the Stockholders if the S-1 Registration Statement becomes no longer effective or any related prospectus may no longer meet the requirements of Sections 12(2) or 17 of the Securities Act. Electric City shall also promptly notify the Stockholders once the S-1 Registration Statement has again become effective, or a related prospectus meeting the requirements of Sections 12(2) or 17 of the Securities Act is again available.

         4. The S-1 Registration Statement and each related prospectus, as such may be amended or supplemented, shall provide for a plan of distribution of the shares of Electric City Common Stock to be issued in the Merger, which plan includes the following: (i) that offers and sales of such shares of Electric City Common Stock may be effected from time to time in one or more transactions, directly by the Stockholders, or through their agents, dealers or brokers to be designated from time to time; (ii) that such offers or sales may be effected over any national securities exchange or automated interdealer quotation system on which shares of Electric City Common Stock are then listed, in negotiated off-exchange transactions or in a combination of such methods of sale; (iii) that the selling price of such shares of Electric City Common Stock may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices; and (iv) that the Stockholders may also from time to time offer such shares of Electric City Common Stock in coordinated block transactions through underwriters, dealers or agents, or otherwise who may receive compensation in the form of underwriting or brokerage discounts, concessions or commissions from the Stockholders or the purchasers of such shares of Electric City Common Stock for whom they may act as agents; provided, however, that all such transactions shall be made in compliance with applicable state securities laws, including, but not limited to, use of brokers or dealers to effect such transactions, if so required. Electric City shall bear the cost of: (i) the preparation, printing and filing of the S-1 Registration Statement, such amendments or supplements to the S-1 Registration Statement as may be required by Sections II.1, 2 or 3 herein, and prospectuses and revised prospectuses to cover the transactions contemplated hereby in such number as may be reasonably required, and (ii) the fees and disbursements of Electric City's counsel and accountants relating to the S-1 Registration Statement, amendments, prospectuses and supplements; but Electric City shall have no obligation to bear any portion of any underwriting discounts and commissions, brokers' commissions or charges, or other costs arising in the marketing of any of the shares of Electric City Common Stock that are to be registered on the S-1 Registration Statement.

         5. In connection with the prospectus delivery requirements under the Securities Act, following the effective date of the S-1 Registration Statement, Electric City shall deliver to any national securities exchange or automated interdealer quotation system upon which the Electric City Common Stock is listed copies of the prospectus relating to the S-1 Registration Statement in accordance with Rule 153 under the Securities Act.

         6. The Stockholders shall furnish to Electric City (i) such information concerning such Stockholders as Electric City may reasonably request for inclusion in the S-1 Registration Statement, in any amendment thereto, in any communication to the SEC (or any state securities commissioner) relating to the S-1 Registration Statement, in any prospectus filed therewith, or in any post-effective

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amendment thereto to reduce unsold securities from registration, and (ii) such written statements and representations from the Stockholders as Electric City may reasonably request for submission to the SEC (or any state securities commissioner).

                              III. INDEMNIFICATION

         1. In connection with the S-1 Registration Statement, Electric City shall indemnify and hold harmless the Stockholders against any losses, claims, damages or liabilities (including, subject to Sections III.3. AND III.4. hereof, amounts for which such indemnified party is liable upon, or for, settlement of any such losses, claims, damages or liabilities that are not adjudicated), to which the Stockholders may become subject under the Securities Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the S-1 Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse any indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that Electric City will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus, amendment or supplement in reliance upon and in conformity with information pertaining to each Stockholder as such, and furnished in writing to Electric City by such Stockholder specifically for use therein.

         2. In connection with the S-1 Registration Statement, the Stockholders shall indemnify and hold harmless Electric City and any officer, director or controlling person thereof, against all losses, claims, damages or liabilities (including, subject to Section III.3. and III.4. hereof, amounts for which such indemnified party is liable on settlement of any such losses, claims, damages or liabilities that are not adjudicated) to which Electric City or such officer or director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the S-1 Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse any indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such loss, claim, damage, liability or action, but only if and to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information pertaining to such Stockholder, as such, furnished in writing to Electric City by the Stockholders specifically for use in the S-1 Registration Statement or such prospectus.


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         3.    Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action or claim by a third party for any losses or damages for which such party is entitled to indemnification hereunder, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section III.3. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section III.3 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; PROVIDED, HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defenses of such action with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

         4. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

                                IV. MISCELLANEOUS

         This Agreement shall be binding in all respects upon Electric City and each Stockholder and such Stockholder's successors, heirs, personal representatives and assigns.


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         IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first above written.

                                          ELECTRIC CITY CORP., a Delaware
                                          corporation

                                          By:
                                             ----------------------------------

                                             ----------------------------------


                                          -------------------------------------
                                          DALE HOPPSTEADT

                                          -------------------------------------

                                          -------------------------------------

                                          -------------------------------------
                                          [Address]


                                          GEORGE MILLER


                                          -------------------------------------

                                          -------------------------------------

                                          -------------------------------------
                                          [Address]


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                                          HELMUT HOPPE

                                          -------------------------------------

                                          -------------------------------------

                                          -------------------------------------
                                          [Address]


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                                                                       EXHIBIT A


                                   CERTIFICATE

                                      [S-1]

         The undersigned, [being a broker for [insert name of a Stockholder] ], [or] a Selling Stockholder named in the prospectus dated ________________, 20__ of Electric City Corp. filed with its registration statement (SEC File
No. 333-_____ ), hereby represents:

         On ___________________, 20__*, _____________________________
         shares of common stock of Electric City Corp., were [at the order of said customer] sold in a manner contemplated by the aforesaid prospectus. Such shares are represented by Certificate Nos. _________________ and _____________________
         which are herewith submitted for transfer.

         The sale was made on the _____________________Stock Exchange.



                                          -------------------------------------
                                          [Name of Broker]

______________________, 2000.




-------------------
     * On or before _________________ [a date two years after the effective date of the Merger.]


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                                                                      EXHIBIT B


                              CERTIFICATE

         The undersigned, being a Stockholder, as defined in the Indemnification and Stockholders Agreement of ________________________________________, 20__
between Electric City Acquisition Corporation, Electric City Corp., and the Stockholder, hereby represents:

         On ___________________, 20__, ______________________________
         shares of common stock of Electric City Corp. were sold. Such shares are represented by Certificate Nos.___________________ and__________________, which are herewith submitted for transfer. The sale was made in accordance with the terms and conditions described in the opinion of ____________________ dated ____________, 2000.

         **[Submitted herewith are Certificate Nos. _________________ and ______________ representing shares of common stock of Electric City Corp., to be transferred in accordance with the terms and conditions described in the opinion of_____________, dated ___________________________, _______.



                                          -------------------------------------


_______________________, 20__





-----------------------
   **    Alternative text to cover transfers which do not relate to sales.


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                                                                      EXHIBIT C


                              CERTIFICATE

         The undersigned, being the broker for _______________________________
(the "Stockholder"), hereby represents:

         On ________________________, _______, _______________________
         shares of common stock of Electric City Corp. owned of record by the said Stockholder were sold at the order of said Stockholder in the manner currently permitted by Rule 144. Such shares are represented by Certificate Nos. _________ which are herewith submitted for transfer.



                                          -------------------------------------
                                          [Name of Broker]***



________________________, 20__




--------------------
   ***   Member of National Securities Exchange or NASD


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                                                                      EXHIBIT D

         A. Agreement and Plan of Merger, dated as of August _____, 2000 by and among Electric City Corp., Electric City Acquisition Corporation, Switchboard Apparatus, Inc. and the Stockholders named therein.

         B.    10-K of Electric City Corp. for the year ended December 31, 1999.

         C. Quarterly Report on Form 10-Q of Electric City Corp., Inc. for the quarter ended June 30, 2000.